Exhibit 23.2

DEGOLYER AND MACNAUGHTON
5001 SPRING VALLEY ROAD
SUITE 800 EAST
DALLAS, TEXAS 75244

November 13, 2007

Abraxas Energy Partners, L.P.
500 N. Loop 1604 East, Suite 100
San Antonio, Texas 78232

Ladies and Gentlemen:

        We consent to the use of the name DeGolyer and MacNaughton, to references to DeGolyer and MacNaughton, to the inclusion of our "Letter Report as of June 30, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P. Special Case", and to the inclusion of information taken from our "Appraisal Report as of June 30, 2007 on Certain Properties owned by Abraxas Energy Partners, L.P. Special Case," "Appraisal Report as of December 31, 2006 on Certain Properties owned by Abraxas Petroleum Corporation Special Case," "Appraisal Report as of December 31, 2005 on Certain Properties owned by Abraxas Petroleum Corporation Special Case," and "Appraisal Report as of December 31, 2004 on Certain Properties owned by Abraxas Petroleum Corporation Special Case" under the sections "Overview", "Summary Historical and Pro Forma Operating and Reserve Data," "Business—Our Properties," and "Reserves Information" in the Abraxas Energy Partners, L.P. Amendment No. 4 to Form S- 1.

Very truly yours,
/s/ DeGolyer and MacNaughton
DeGOLYER and MacNAUGHTON